Exhibit 99.1

CONTACTS:
Kevin Gregory	Mark Trinske
Chief Financial Officer	Vice President, Investor Relations
ProQuest Company	ProQuest Company
(734) 997-4925	(734) 997-4910
kevin.gregory@proquest.com	mark.trinske@proquest.com

PROQUEST COMPANY SELLS DEALER MANAGEMENT SYSTEM BUSINESS

ANN ARBOR, Mich., June 8, 2004 – ProQuest Company (NYSE: PQE), a leading publisher of information solutions for the education, automotive, and power equipment markets, has sold its powersports dealer management system (DMS) business to the Dealer Services Group of Automatic Data Processing, Inc. (NYSE:ADP). ProQuest Company will continue to provide parts and service products for powersports, recreational vehicle and marine dealers as part of a distributor agreement also entered into with ADP.

ADP is a leader in providing DMS to car and truck dealers, and ProQuest Company is a leader in providing parts and service products to these same dealers. By entering into these agreements, ADP and ProQuest Company extend their strong relationship into the powersports market segments.

“At our core, we are a publishing business – publishers of industry-leading parts and service products and performance measurement systems. Our DMS are software products, and not part of our strategy,” said Andy Wyszkowski, president of ProQuest Business Solutions. “Our new arrangement with ADP will allow us to leverage their expansive sales force to continue to grow our parts and service products for the powersports, recreational vehicle and marine markets. We’re excited about the possibilities of this arrangement, and look forward to its positive contribution to both our businesses,” added Wyszkowski.

“This sale makes strategic and financial sense for us. Strategically, by divesting the DMS business we can focus our resources and expertise on our core publishing business. As a result of the sales agreement, we will also increase our market reach through our new parts and service products distribution agreement with ADP. The cash proceeds will initially pay down debt, and ultimately will be used to expand our core business, primarily through acquisition,” said Kevin Gregory, senior vice president and chief financial officer of ProQuest Company.

“We will classify the sale of this business as a discontinued operation in the second quarter, and will adjust 2003 amounts for purposes of comparison. This pro forma information will be included in our second quarter earnings press release which will be issued on Thursday, July 22, 2004,” said Gregory.

About ProQuest Company

ProQuest Company (NYSE: PQE) is based in Ann Arbor, Mich., and is a leading publisher of information solutions for the education, automotive and power equipment markets. We provide products and services to our customers through two business segments: Information and Learning and Business Solutions. Through our Information and Learning segment, which primarily serves the education market, we collect, organize and publish content from a wide range of sources including newspapers, periodicals and books. Our Business Solutions segment is primarily engaged in the delivery in electronic form of comprehensive parts and service information to the automotive and power equipment markets.

Forward-Looking Statements and Non-GAAP Financial Reconciliations

Some of the statements contained herein constitute forward-looking statements. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our markets’ actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. These risks and other factors you should specifically consider include, among other things, the company’s ability to successfully integrate acquisitions and reduce costs, global economic conditions, product demand, financial market performance, and other risks listed under “Risk Factors” in our regular filings with the Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, “continue”, “projects”, “intends”, “prospects”, “priorities”, or the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. Also, any financial results in this press release are presented in accordance with generally accepted accounting principles (GAAP), except for references to earnings before interest and taxes (EBIT), which excludes interest and income taxes; earnings before interest, taxes, depreciation and amortization (EBITDA), which excludes interest, income taxes, depreciation and amortization; debt, net of cash and cash equivalents (net debt); and free cash flow. Reconciliations of non-GAAP amounts to the company’s GAAP results can also be found on the ProQuest Company website at www.proquestcompany.com..

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